                                                                      EXHIBIT 11


                                 BRADLEES, INC.
                                AND SUBSIDIARIES

                 COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)
                (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                  13 WEEKS ENDED                            13 WEEKS ENDED
                                                                 OCTOBER 28, 2000                          OCTOBER 30, 1999
                                                                 ----------------                          ----------------
BASIC INCOME (LOSS) PER SHARE
Net Income                                                          $(18,257)                                  $(7,604)
                                                                   =========                                 =========
Weighted average number of shares outstanding                          9,955                                     9,986
                                                                   =========                                 =========
Basic net income per share                                            $(1.83)                                   $(0.76)
                                                                   =========                                 =========
DILUTED INCOME PER SHARE
Net income                                                          $(18,257)                                  $(7,604)
                                                                   =========                                 =========
Weighted average number of shares outstanding                          9,955                                     9,986
Incremental shares for assumed exercise of
   stock options (1)                                                      --                                        --
Incremental shares for assumed exercise of warrants (1)                   --                                        --
Incremental shares for assumed exercise of
   convertible notes (1)                                              N/A                                           --
                                                                   ---------                                 ---------
Weighted average common and common equivalents
   shares                                                              9,955                                     9,986
                                                                   =========                                 =========
Diluted net loss per share                                            $(1.83)                                   $(0.76)
                                                                   =========                                 =========

(1) No incremental shares are considered since the impact would be anti-dilutive.

                                                                  39 WEEKS ENDED                            39 WEEKS ENDED
                                                                 OCTOBER 28, 2000                          OCTOBER 30, 1999
                                                                 ----------------                          ----------------
BASIC INCOME (LOSS) PER SHARE
Net Loss                                                            ($37,261)                                 ($28,348)
                                                                   =========                                 =========
Weighted average number of shares outstanding                          9,955                                     9,959
                                                                   =========                                 =========
Basic net loss per share                                              ($3.74)                                   ($2.85)
                                                                   =========                                 =========
DILUTED LOSS PER SHARE
Net loss                                                            ($37,261)                                 ($28,348)
                                                                   =========                                 =========
Weighted average number of shares outstanding                          9,955                                     9,959
Incremental shares for assumed exercise of
   stock options (1)                                                      --                                        --
Incremental shares for assumed exercise of warrants (1)                   --                                        --
Incremental shares for assumed exercise of
   convertible notes (1)                                              N/A                                           --
                                                                   ---------                                 ---------
Weighted average common and common equivalents
   shares                                                              9,955                                     9,959
                                                                   =========                                 =========
Diluted net loss per share                                            ($3.74)                                   ($2.85)
                                                                   =========                                 =========

(1) No incremental shares are considered since the impact would be anti-dilutive.